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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                                 PULITZER INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)


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[PULITZER INC. LOGO]                                      [LEE ENTERPRISES LOGO]



March 8, 2005


Dear Pulitzer Employees,

Here's an update on the acquisition of Pulitzer by Lee Enterprises:

We're making good progress in completing the necessary legal process, and we're on or possibly ahead of schedule.

Since our last communication with you, the U.S. Federal Trade Commission has terminated its review of the transaction early. This means that the acquisition may go ahead without anti-trust challenge from the federal government.

The next step is for Pulitzer shareholders to vote on the transaction. The vote will be scheduled after Pulitzer's proxy statement is filed with the Securities & Exchange Commission and its review has been completed during the next several weeks.

Until the Pulitzer shareholder vote is completed, we cannot fully communicate all aspects of the transition to Lee ownership, including Lee policies and some employment details.

We wish we didn't have to wait. We want to be able to give you as much information as possible as soon as the legal process will permit.

We know that you may have questions related to your benefits. We will be able to announce our overall benefits packages beginning in late March and continuing into April.

In the meantime, Lee finance and information technology staffs will continue to gather information from all Pulitzer operations in order to prepare for a smooth transition.

With thanks and best wishes,

/s/ Bob Woodworth                             /s/ Mary Junck
--------------------------------              ----------------------------------
Bob Woodworth                                 Mary Junck
President and CEO, Pulitzer, Inc.             President and CEO, Lee Enterprises


cc:  Lee Enterprises employees

                   ADDITIONAL INFORMATION AND WHERE TO FIND IT

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The proposed Lee Merger transaction will be submitted to the stockholders of
Pulitzer Inc. for their consideration, and Pulitzer Inc. will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction.

STOCKHOLDERS OF PULITZER INC. ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer Inc., may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

Pulitzer Inc. and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer Inc. in connection with the proposed transaction. Information regarding the directors and executive officers of Pulitzer Inc. is available in the proxy statement for the Pulitzer Inc. 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.